UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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MICREL, INCORPORATED
(Name of Registrant as Specified in Its Charter)

Obrem Capital Management, LLC
Obrem Capital (GP), LLC
Obrem Capital Offshore Master, L.P.
Obrem Capital (QP), L.P.
Andrew V. Rechtschaffen
Eric W. Gomberg
Keith R. Gollust
Keith M. Kolerus
Bill R. Bradford
Benjamin J. Goren

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FOR IMMEDIATE RELEASE

OBREM CAPITAL REQUESTS THAT MICREL SHARE CRITICAL INFORMATION WITH ALL SHAREHOLDERS

--PREVIOUS ANALYST DAY PRESENTATIONS SHOW MANAGEMENT’S RECORD OF DRAMATICALLY MISSING FORECASTS –

--NEW ARTICLE BUTTRESSES OBREM’S CLAIM THAT MICREL’S BOARD IS ENTRENCHED AND UNWILLING TO CONSIDER OFFERS—

New York, May 15, 2008—Obrem Capital Management, LLC  today issued the following letter to the shareholders of Micrel, Incorporated (NASDAQ:MCRL), in which Obrem requests that Micrel management share critical information with all shareholders, including previous analyst day presentations that show Micrel management’s record of dramatically missing forecasts. Further, the letter highlights a new media article which Obrem believes buttresses its claim that Micrel’s Board is entrenched and unwilling to consider offers from potential acquirers.

The full text of the letter follows:

Obrem Capital Management, LLC
733 3rd Avenue
New York, NY 10017

May 15, 2008

Dear Fellow Shareholder,

With only a few days before the May 20, 2008 Special Meeting of Shareholders, Obrem believes it is vitally important that Micrel respond immediately to Obrem’s request that it make available for all shareholders Micrel’s previous analyst day presentations. Shareholders will then be able to assess the company’s disappointing historic performance and determine for themselves the validity of its current forecasts.  These presentations contain multiple forecasts that have not been made available to the entire investment community.  Obrem believes that such information would show that Micrel’s Board has not held management accountable for missing forecasts by large margins.  Additionally, these presentations would demonstrate that many of the “new” opportunities about which Micrel is currently optimistic and excited are, in fact, not new at all.

Obrem requests Micrel immediately publish previous analyst day presentations so shareholders can evaluate management’s record of dramatically missing forecasts.

Following Micrel’s May 2005 analyst day, CSFB wrote, “MCRL has a short-term goal of $500m in revenue and a 30% operating margin.  This requires a 25-40% CAGR the next 2-3 years to reach those revenue levels.  Looking 5 years out (2010), MCRL is targeting $1bn in revenue.

This assumes a 31% CAGR between now and 2010.”1  Clearly management’s optimism is nothing new.  More importantly, with MICREL MANAGEMENT MISSING ITS TARGETS BY A COUNTRY MILE, WHY DOESN’T THE BOARD HOLD MANAGEMENT ACCOUNTABLE?

These past Analyst Day presentations contain critical information that Obrem feels is material to shareholders’ ability to evaluate management’s credibility.  Shareholders will learn that management has not been very good at meeting its own forecasts.  They will also learn that the “new” opportunities management is so excited about today, such as automotive, power over Ethernet, and voice over IP, were discussed as new opportunities in 2005.  Management has not executed and Obrem believes there is little reason to believe that will change.  WHY DOESN’T THE BOARD HOLD MANAGEMENT ACCOUNTABLE?

Following the May 2005 analyst day, Lehman wrote, “The company estimates that power management comprised $141M in revenues in 2004 and will grow to $500M in 2009.” 2  Micrel as a whole is only forecast to have sales of $300 million in 2009 based on consensus First Call estimates.  Including its other segments, Micrel is more than 50% below its own target.  The semiconductor industry is volatile, but the self-proclaimed “experienced management” is not even close in its forecasts.  Given Micrel’s track record in forecasting its business, it’s no surprise that these presentations, chock full of forecasts, are unavailable to all shareholders.  AGAIN, WHY DOESN’T THE BOARD HOLD MANAGEMENT ACCOUNTABLE?

Obrem also calls on the Board to act appropriately, and ensure that Ray Zinn does not continue to act “as a major impediment for suitors”

In light of management’s poor forecasting and lack of value creation, Obrem believes the Board should be open to potential business combinations.  While it is appropriate to only accept a fair price, Obrem believes that Micrel’s history of dismissing approaches out of hand, despite their claims to the contrary, is unacceptable.

As yesterday’s DealReporter article states, “Consolidating Micrel is not a new idea for anyone, the banker added. The presence of 70-year old CEO and founder Raymond Zinn has always served as a major impediment for suitors as Zinn has never been a seller, the banker said. He, along with co-founder Warren Muller, own about 30% of the company's shares combined, ruling out the likelihood of a hostile offer and allowing Zinn ‘to run the company as he wants to,’ the banker said.”3

1 CSFB is not a party to, and has not endorsed, our proxy solicitation and has not consented to the use of statements that we attribute to them in connection with this proxy solicitation.

2 Lehman Brothers' Global Equity Research  is not a party to, and has not endorsed, our proxy solicitation and has not consented to the use of statements that we attribute to them in connection with this proxy solicitation.

3 DealReporter is not a party to, and has not endorsed, our proxy solicitation and has not consented to the use of statements that we attribute to them in connection with this proxy solicitation.

THE BOARD NEEDS TO HOLD MANAGEMENT ACCOUNTABLE.

May 20th is your opportunity to elect a Board that will seek to hold management accountable and drive value creation for shareholders.  Vote the GOLD card supporting Obrem’s Nominees at the Special Meeting.

If you have any questions about voting, or for more information, please contact our proxy solicitors, Innisfree M&A Incorporated, toll free at 1.888.750.5834

Sincerely yours,

Obrem Capital Management, LLC.

By: Andrew Rechtschaffen, as Managing Member of the General Partner

Contacts:
Media	Investors
Jeremy Fielding/Lin Wu	Arthur Crozier
Kekst and Company	Innisfree M&A Incorporated
(212) 521-4800	(212) 750-5833

SK 25940 0001 884132